Exhibit 99.2

Atria Senior Living

Group, Inc.

Condensed Consolidated Financial Statements as of

and for the Nine Months Ended September 30, 2010

and 2009 (unaudited)

ATRIA SENIOR LIVING GROUP, INC.

TABLE OF CONTENTS

Page

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited):

Statements of Operations	1

Balance Sheets as of September 30, 2010 and December 31, 2009	2

Statement of Stockholder’s Equity	3

Statements of Cash Flows	4–5

Notes to Condensed Consolidated Financial Statements	6–7

ATRIA SENIOR LIVING GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (unaudited)

(In thousands)

	September 30, 2010	September 30, 2009

REVENUES:
Assisted and independent living revenues	$349,058	$329,936
Managed facility reimbursements	52,261	50,623
Management fees	6,731	6,571

Total operating revenues	408,050	387,130

OPERATING EXPENSES:
Assisted and independent living operating expenses	229,463	218,731
Managed facility reimbursed expenses	52,261	50,623
General and administrative expenses	35,413	33,259
Depreciation and amortization	38,591	33,971
Community rent expense	14,625	14,440
Development expenses	1,824	476
Loss on disposition of assets — net	2,214	261
Impairment and lease termination costs	53	761

Total operating expenses	374,444	352,522

OPERATING INCOME	33,606	34,608

OTHER INCOME (EXPENSE):
Interest expense	(52,122)	(51,327)
Interest income	147	694
Loss on debt extinguishment	(2)	(462)
Other — net	185	45

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(18,186)	(16,442)

INCOME TAX BENEFIT	5,165	3,182

LOSS FROM CONTINUING OPERATIONS	(13,021)	(13,260)

LOSS FROM DISCONTINUED OPERATIONS — Net of tax	—	(29)

NET LOSS	$(13,021)	$(13,289)

See notes to condensed consolidated financial statements.

ATRIA SENIOR LIVING GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2010 AND DECEMBER 31, 2009 (unaudited)

(In thousands, except share amounts)

	September 30, 2010	December 31, 2009

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$161,916	$174,235
Restricted cash — current	13,096	9,247
Resident accounts receivable — net	3,894	3,961
Due from affiliates	10,126	11,876
Assets held for sale	—	1,600
Deferred income taxes	2,047	2,047
Other current assets	8,641	6,534

Total current assets	199,720	209,500

PROPERTY AND EQUIPMENT — Net	1,040,195	1,036,590

LEASEHOLD INTERESTS AND OTHER INTANGIBLES — Net	17,137	19,044

GOODWILL	96,784	96,784

DEFERRED FINANCING COSTS — Net	12,191	13,674

LEASEHOLD DEPOSITS	5,127	5,127

RESTRICTED CASH	10,916	10,242

TOTAL	$1,382,070	$1,390,961

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Accounts payable	$5,914	$6,443
Accrued liabilities	64,220	55,105
Due to affiliates	176	95
Liabilities associated with assets held for sale	—	82
Capital lease obligations due within one year	1,216	1,010
Long-term debt due within one year	19,524	17,138

Total current liabilities	91,050	79,873

CAPITAL LEASE AND DEFERRED FINANCING OBLIGATIONS	223,120	223,267

LONG-TERM DEBT	829,054	831,564

DEFERRED INCOME TAXES	29,409	34,601

OTHER LONG-TERM LIABILITIES	11,472	10,670

Total liabilities	1,184,105	1,179,975

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDER’S EQUITY:
Common stock, $.001 par value — authorized 2,000 shares; 1,000 issued and outstanding	—	—
Paid-in capital	997,064	997,064
Accumulated deficit	(799,099)	(786,078)

Total stockholder’s equity	197,965	210,986

TOTAL	$1,382,070	$1,390,961

See notes to condensed consolidated financial statements.

ATRIA SENIOR LIVING GROUP, INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 (unaudited)

(In thousands, except share amounts)

					Total
	Common Stock			Accumulated	Stockholder’s
	Shares	Amount	Paid-In Capital	Deficit	Equity

BALANCE — January 1, 2010	1,000	$—	$997,064	$(786,078)	$210,986

Net loss	—	—	—	(13,021)	(13,021)

BALANCE — September 30, 2010	1,000	$—	$997,064	$(799,099)	$197,965

See notes to condensed consolidated financial statements.

ATRIA SENIOR LIVING GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (unaudited)

(In thousands)

	September 30, 2010	September 30, 2009

CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS:
Loss from continuing operations	$(13,021)	$(13,260)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	38,591	33,971
Deferred taxes	(5,190)	(3,212)
Loss on disposition of assets	2,214	261
Deferred financing costs amortization	2,174	1,906
Amortization of leasehold interests	1,548	1,548
Provision for doubtful accounts	532	970
Loss on debt extinguishment	2	462
Other	(115)	(93)
Change in operating assets and liabilities:
Resident accounts receivable — net	(645)	(1,622)
Other current assets	(2,106)	7,099
Accounts payable and other accrued liabilities	9,055	(9,457)
Due to/from affiliates	1,831	46

Net cash provided by operating activities	34,870	18,619

CASH FLOWS FROM INVESTING ACTIVITIES OF CONTINUING OPERATIONS:
Purchase of property and equipment	(42,124)	(49,840)
Proceeds from sale of property and equipment	45	30
Acquisitions	—	(19,737)
Proceeds from sale of notes	—	1,971
Change in restricted cash and leasehold deposits	(4,332)	(5,149)

Net cash used in investing activities	(46,411)	(72,725)

(Continued)

ATRIA SENIOR LIVING GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (unaudited)

(In thousands)

	September 30, 2010	September 30, 2009

CASH FLOWS FROM FINANCING ACTIVITIES OF CONTINUING OPERATIONS:
Issuance of long-term debt	$22,022	$54,533
Repayment of principal on long-term debt and bonds	(22,012)	(35,871)
Debt issuance costs	(788)	(2,341)

Net cash (used in) provided by financing activities	(778)	16,321

NET CASH USED IN CONTINUING OPERATIONS	(12,319)	(37,785)

NET CASH USED IN DISCONTINUED OPERATIONS:
Net cash used in operating activities	—	(52)

CHANGE IN CASH AND CASH EQUIVALENTS	(12,319)	(37,837)

CASH AND CASH EQUIVALENTS — Beginning of period	174,235	211,514

CASH AND CASH EQUIVALENTS — End of period	$161,916	$173,677

SUPPLEMENTAL INFORMATION:
Cash paid during the year for interest payments	$55,129	$49,466

Purchase of property and equipment included in accrued liabilities	$9,398	$10,692

Noncash increase to property and equipment and capital lease obligations due to lease restructuring	$—	$4,211

Increase in debt issuance costs included in accrued liabilities	$—	$483

See notes to condensed consolidated financial statements.	(Concluded)

ATRIA SENIOR LIVING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (unaudited)

1.	THE COMPANY AND BACKGROUND

Organization — Atria Senior Living Group, Inc. (“Atria”) and subsidiaries (the “Company”), an indirect wholly-owned subsidiary of LF Strategic Realty Investors II L.P., LFSRI II-CADIM Alternative Partnership L.P., and LFSRI II Alternative Partnership L.P. (collectively known as “LFSRI II”), is a national provider of assisted and independent living services for seniors.

Background — As of September 30, 2010, the Company owned or operated 95 communities located in 27 states with a total of 11,294 units. Of the 95 communities, 71 are owned by the Company and 24 are operated by the Company pursuant to long-term leases. The company also managed 31 communities for Lazard Senior Housing Partners LP, a related investment fund.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The accompanying condensed consolidated financial statements include the Company’s subsidiaries and all variable interest entities where the Company is considered the primary beneficiary. Intercompany transactions have been eliminated.

In the opinion of management, these financial statements include all adjustments necessary to present fairly the financial position, results of operations, and cash flows of the Company as of September 30, 2010, and for all periods presented. Those adjustments are of a normal and recurring nature.

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted. The Company believes that the disclosures included are adequate and provide a fair presentation of interim period results. Interim financial statements are not necessarily indicative of the financial position or operating results for an entire year. It is suggested that these interim financial statements be read in conjunction with the audited financial statements and the notes thereto for the fiscal year ended December 31, 2009.

Recently Issued Accounting Standards — In June 2009, the FASB issued guidance under ASC Topic 810 (previously SFAS No. 167, Amendments to FASB Interpretation No. 46(R)), which amended the consolidation guidance for variable interest entities (“VIE”). The new guidance requires a company to perform an analysis to determine whether its variable interest gives it a controlling financial interest in a VIE. The amendment, which requires ongoing reassessments, redefines the primary beneficiary as the party that (1) has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (2) has the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. The guidance includes enhanced disclosures about a company’s involvement in a VIE and also eliminates the exemption for qualifying special purpose entities. The Company adopted this guidance as of January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations, and cash flows as of and for the nine months ended September 30, 2010.

In January 2010, the FASB issued guidance under ASC Topic 820, Improving Disclosure about Fair Value Measurements, which requires additional disclosures to recurring and non-recurring fair value measurements. A reporting entity is to disclose significant transfers in and out of Level 1 and Level 2, and describe the reason for those transfers. Additionally, an entity is to present separately, on a gross basis, information about purchases, sales, issuances, and settlements pertaining to the activity in Level 3. The guidance also clarifies the level of disaggregation and disclosures about input and valuation techniques used to determine Level 2 and Level 3 measurements. The ASC Topic 820 update is effective for reporting periods beginning after December 15, 2009 (except for the requirement to separately disclose purchases, sales, issuances and settlements relating to Level 3 measurements, which becomes effective for fiscal periods beginning after December 15, 2010). The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations, or cash flows as of and for the nine months ended September 30, 2010.

3.	LONG-TERM DEBT

In February 2010, the Company refinanced one community and entered into a new mortgage agreement totaling $15.0 million. An initial advance of $8.5 million was used to pay off existing mortgage debt on the community with the remainder of the proceeds available at future dates. The mortgage note matures in 2015. Interest and principal are payable monthly at LIBOR plus 5.80% (with a LIBOR floor of 1.50%), based on a 25 year amortization schedule.

4.	INCOME TAXES

The Company’s effective tax rate for the nine months ended September 30, 2010 and 2009 reflected an income tax benefit of 28.5% and 19.3%, respectively. The Company has a valuation allowance reducing its deferred tax assets to an amount that is more likely than not to be realized. The difference between the Company’s effective tax rate and the federal statutory rate is primarily due to increases in the valuation allowance.

5.	CONTINGENCIES AND GUARANTEES

The Company is subject to claims and legal actions in the ordinary course of its business. The Company believes that any liability resulting from these matters, after taking into consideration its insurance coverages and amounts recorded in the consolidated financial statements, will not have a material adverse effect on its consolidated financial position, results of operations, and cash flows.

The Company has made certain guarantees to third parties, particularly related to communities that have been sold. These guarantees may survive the expiration of the term of the agreement or extend into perpetuity (unless subject to a legal statute of limitations). There are no specific limitations on the maximum potential amount of future payments to be made under these guarantees, as the triggering events are not subject to predictability. The Company believes the likelihood of any losses resulting from these guarantees, including the effect of insurance coverages that would mitigate any potential payments, is remote, and historically the Company has not been required to make payments under these guarantees.

6.	SUBSEQUENT EVENTS

The Company’s financial statements are available for issue as of October 28, 2010. Any subsequent events have been evaluated through this date.

On October 21, 2010, the Company announced that it has signed a definitive agreement to merge its real estate with Ventas, Inc., a healthcare real estate investment trust. As part of this transaction, Ventas will acquire the majority of the Company’s senior living communities. Subject to certain approvals, the transaction is expected to close in the first half of 2011.

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